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                                                                     Exhibit 1.1

                               SELLING AGREEMENT


     This SELLING AGREEMENT is made as of this _______ day of ___________________, 1998, between COYOTE SPORTS, INC., a Nevada corporation ("Company"), with principal offices at 2291 Arapahoe Avenue, Boulder, Colorado 80302, and those persons whose names appear on the signature pages hereof ("Selling Shareholders").


                                   RECITALS:

          WHEREAS, the Company has issued to Selling Shareholders shares of the Company's common stock (the shares of Common Stock being hereinafter referred to as the "Shares");

          WHEREAS, the Company intends to file a registration statement on Form S-3 ("Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), registering the Shares for sale;

          WHEREAS, this Agreement is entered into between the Company and the Selling Shareholders to facilitate a legal and orderly distribution of the Shares pursuant to the Registration Statement.

          NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the parties agree as follows:

          1.   Covenants, Representations and Warranties of the Company.
               ---------------------------------------------------------

               (a) The Company shall use its best efforts to keep the Registration Statement effective so as to permit the public sale of the Shares for a period of one (1) year after the effective date of the Registration Statement.

               (b) The Company will provide the Selling Shareholders with sufficient copies of the Registration Statement (and the prospectus contained therein) as shall be required to satisfy prospectus delivery requirements under federal and state securities laws.

               (c) The Company will pay all expenses of the public offering of the Shares except for fees of attorneys, accountants and other advisors retained by the Selling Shareholders and brokerage and other selling commissions associated with the distribution of the Shares.


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          (d) In the case of the happening, at any time after the commencement of the offering of the Shares, and prior to the termination thereof, of any event which materially affects the Company or the Shares which should be set forth in an amendment of or supplement to the Registration Statement in order to make the statements therein not misleading, the Company agrees, upon receiving knowledge of such event, to notify the Selling Shareholders as promptly as possible of the happening of such an event. In such event, the Company agrees to prepare and furnish to the Selling Shareholders copies of an amended Registration Statement or a supplement to the Registration Statement (including the prospectus contained therein) in such quantities as the Selling Shareholders may reasonably request, in order that the Registration Statement as so amended or supplemented will not contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

          (e) The Company shall obtain the necessary state securities and blue sky registrations or clearances in only those states in which it elects to do so.

          (f) No order preventing or suspending the use of any preliminary prospectus contained in the Registration Statement has been issued by the Commission, and such preliminary prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to any state ments or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to the Selling Shareholders expressly for use therein.

          (g) The Company meets the requirements for the use of Form S-3 under the Act and the rules and regulations of the Commission.

          (h) The Registration Statement and the final prospectus contained therein and any further amendments or supplements thereto (including any document incorporated by reference therein filed after the effective date of the Registration Statement) will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.
All documents incorporated by reference into the Registration Statement will conform in all material respects to the requirements of the Commission. No part of the Registration Statement, the prospectus or any amendment or supplement thereto (including documents incorporated by reference therein) will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Registration Statement or prospectus made in reliance upon and in conformity with substantive information furnished in writing to the Company by and with respect to the Selling Shareholders expressly for use therein.

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     2.   Covenants, Representations and Warranties of the Selling Shareholders.
          ---------------------------------------------------------------------

          (a) In the case of the happening, at any time after the commencement of the offering of the Shares, and prior to the termination thereof, of any event which materially affects the plan of distribution of the Shares, which event should be set forth in an amendment of or supplement to the Registration Statement in order to make the statements therein not misleading, each Selling Shareholder who or which receives knowledge of such event, upon receiving such knowledge, shall notify the Company, as promptly as possible, of the happening of such an event, whereupon the provisions of Section l(d) above shall then apply.

          (b) Each Selling Shareholder agrees to deliver copies of the final prospectus contained in the Registration Statement, as it may be amended and supplemented from time to time, to purchasers of the Shares as required by applicable federal and state securities laws. Each Selling Shareholder agrees that it will offer and sell the Shares in only those states as to which counsel for the Company has advised each Selling Shareholder in writing that the necessary state securities or blue sky clearances have been obtained. Each Selling Shareholder will notify the Company in writing at the time the distribution of its Shares has been completed.

          (c) Statements contained in the Registration Statement, the prospectus or any amendments or supplements thereto (including any document incorporated by reference therein) made in reliance upon and in conformity with substantive information furnished in writing to the Company by and with respect to the Selling Shareholders expressly for use therein do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading.

          (d) If during the effectiveness of the Registration Statement, the Company notifies the Selling Shareholders of the occurrence of any intervening event that, in the opinion of the Company's legal counsel, causes the prospectus included in the Registration Statement not to comply with the Act, each Selling Shareholder, promptly after receipt of the Company's notice, shall cease making any offers, sales or other dispositions of the Shares included in the Registration Statement until the Selling Shareholders receive from the Company copies of a new, amended or supplemented prospectus complying with the Act. Notwithstanding the above, the Selling Shareholders may offer and sell the Shares in compliance with the Act during such time without the use or reliance upon registration or the Registration Statement.

     3.   Suspension of Offering.  It is understood that the Company and the
          ----------------------
Selling Shareholders will advise each other immediately, in writing, of the receipt of any threat or the initiation of any steps or procedures by any federal or state instrumentality or any individual which reasonably would be expected to impair or prevent the offer of the Shares or the issuance of any suspension orders or other prohibitions preventing or impairing the proposed offering. In the case of the happening of any such event, the Company agrees actively to defend against any such steps, procedures, orders or prohibitions unless all parties agree in writing to the acquiescence in such actions or orders.

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     4.   Indemnification.
          ----------------

          (a) Company's Indemnification.  The Company hereby agrees to indemnify
              -------------------------
and hold harmless each Selling Shareholder, its officers and directors, and each other person, if any, who controls the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder or any such person controlling such Selling Shareholder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse such Selling Shareholder or such person controlling such Selling Shareholder for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder.

          (b) Selling Shareholder's Indemnification.  Each Selling Shareholder
              -------------------------------------
hereby agrees to indemnify and hold harmless the Company, its officers and directors, and each other person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or such other person controlling the Company may become subject under the Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from the Registration Statement, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder and will reimburse the Company or such person controlling the Company for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding.

     5.   Miscellaneous:
          -------------

          (a) This Agreement is made pursuant to and governed by the laws of the State of Colorado, without regard to its choice of law principles.

          (b) Any notices by the Company to Selling Shareholders shall be deemed delivered if in writing and delivered personally, or sent by certified mail, or by a nationally-recognized overnight delivery service, to the Selling Shareholders addressed to them at their

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addresses as set forth in the Company's books and records. Any notice by Selling
Shareholders to the Company shall be deemed delivered if in writing and delivered personally, or sent by certified mail or by a nationally-recognized overnight delivery service, addressed to the Company at its address as set forth at the beginning hereof.

          (c) All covenants, representations and warranties of the Selling Shareholders set forth herein are made severally and not jointly.

          (d) In the event that (i) any obligation of the Company pursuant to that certain Registration Rights Agreement dated as of March 19, 1998 between the Company and Paragon Coyote Texas Ltd., a Texas limited partnership (each a "Preexisting Company Obligation"), conflicts or is inconsistent with this Agreement and (ii) such Preexisting Company Obligation is in any respect more stringent than the conflicting or inconsistent obligation of the Company set forth in this Agreement, then in each such event the Preexisting Company Obligation shall control.

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     IN WITNESS WHEREOF, the parties have executed this Selling Agreement as of the date first above written.

COMPANY:

COYOTE SPORTS, INC.



By:_____________________________
          Mel Stonebraker
Its:      Chairman and Secretary



SELLING SHAREHOLDERS:



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